Exhibit 99.1

TMTG

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Trump Media & Technology Group Corp.

Special Meeting of Stockholders

For Stockholders of Record as of November 2, 2026

Monday, December 14, 2026 10:00 AM, Eastern Time

Special Meeting to be held live via Internet - please visit www.proxydocs.com/DJT for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Eastern Time, December 14, 2026.

Internet:
www.proxypush.com/DJT
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-291-6836
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/DJT

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott Glabe (the "Named Proxy") as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Trump Media & Technology Group Corp. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In his discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

TMTG

Trump Media & Technology Group Corp. Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN	
1.	Approve the amendment of the Company's articles of incorporation, in the form attached as Annex B to the proxy statement/prospectus/consent solicitation statement, required in connection with the Merger Agreement (as defined therein) to, among other things, increase the number of authorized shares of the Company's common stock from 999,000,000 to 1,998,000,000 and the Company's preferred stock from 1,000,000 to 2,000,000.	☐	☐	☐	**FOR**
2.	Approve the issuance of new shares of Company common stock required in connection with the Merger (as defined in the proxy statement/prospectus/consent solicitation statement), which will represent more than 20% of the shares of existing shares of Company common stock outstanding immediately prior to the Merger.	☐	☐	☐	**FOR**
3.	Approve an adjournment of the TMTG Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals in Items 1 and 2.	☐	☐	☐	**FOR**

You must register to attend the meeting online and/or participate at www.proxydocs.com/DJT

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date